UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934 (Amendment No.           )

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Lawson Products, Inc.
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Lawson Products, Inc.
1666 East Touhy Avenue
Des Plaines, Illinois 60018

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
May 11, 2004

TO THE STOCKHOLDERS:

You are cordially invited to attend the annual meeting of stockholders of Lawson Products, Inc. (the "Company" or "Lawson"), which will be held at the offices of the Company, 1666 East Touhy Avenue, Des Plaines, Illinois, on Tuesday, May 11, 2004, at 10:00 A.M. (Local Time) for the following purposes:

(1)
To elect three directors to serve three years; and

(2)
To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 31, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accompanying this notice is a proxy, a Proxy Statement and a copy of the Company's 2003 Annual Report.

Even if you expect to attend the meeting in person, please sign and return the enclosed proxy in the envelope provided so that your shares may be voted at the meeting. You may also vote your shares by telephone or via the Internet as set forth in the enclosed proxy. If you execute a proxy, you still may attend the meeting and vote in person.

                      By Order of the Board of Directors

                      Neil E. Jenkins
                       Secretary

Des Plaines, Illinois
April 8, 2004

Lawson Products, Inc.
1666 East Touhy Avenue
Des Plaines, Illinois 60018

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 11, 2004

This Proxy Statement is being sent to stockholders on or about April 8, 2004, in connection with the solicitation of the accompanying proxy by the Board of Directors of the Company. Only stockholders of record at the close of business on March 31, 2004, are entitled to notice of and to vote at the meeting. The Company has retained Morrow & Co., Inc., a firm specializing in the solicitation of proxies, to assist in the solicitation at a fee estimated to be $6,000 plus expenses. Officers of the Company may make additional solicitations in person or by telephone. Expenses incurred in the solicitation of proxies will be borne by the Company. If the accompanying form of proxy is executed and returned in time or you vote your shares by telephone or via the Internet as set forth in the enclosed proxy, the shares represented thereby will be voted. A proxy may be revoked at any time prior to its voting by execution of a later dated proxy or by voting in person at the annual meeting.

As of March 31, 2004, the Company had outstanding 9,469,064 shares of the Company's Common Stock (the "Common Stock") and such shares are the only shares entitled to vote at the annual meeting. Each holder of Common Stock is entitled to one vote per share on all matters to come before the meeting. For purposes of the meeting, a quorum means a majority of the outstanding shares. In determining whether a quorum exists, all shares represented in person or by proxy will be counted.

It is intended that the named proxies will vote in favor of the election as directors of the nominees listed below, except as otherwise indicated on the proxy form. If any nominee should become unavailable for election as a director (which is not contemplated), the proxies will have discretionary authority to vote for a substitute. In the absence of a specific direction from the stockholders, proxies will be voted for the election of all named director nominees. Shares represented by proxies marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote. Broker "non-votes" will not affect the determination of the outcome of the vote on any proposal decided at the meeting.

Election of Directors

Stockholders are entitled to cumulative voting in the election of directors. Under cumulative voting, each stockholder is entitled to that number of votes equal to the number of directors to be elected, multiplied by the number of shares such stockholder owns, and such stockholder may cast its votes for one nominee or distribute them in any manner it chooses among any number of nominees. Unless otherwise indicated on the proxy card, votes may, in the discretion of the proxies, be equally or unequally allocated among the nominees named below. Directors will be elected by a plurality of the votes cast at the meeting by the holders of shares represented in person or by proxy. Thus, assuming a quorum is present, the three persons receiving the greatest number of votes will be elected as directors and votes that are withheld will have no effect.

The By-Laws of the Company provide that the Board of Directors shall consist of such number of members, between five and nine, as the Board of Directors determines from time to time. The size of the Board of Directors is currently set at nine members. The Board of Directors is divided into three classes, with one class being elected each year for a three-year term. At the annual meeting, three directors are to be elected to serve until 2007 and until their successors are elected and qualified.

In December 2003, Mr. Kalish and Mr. Melzer resigned from the Board of Directors after many years of valuable service to the Company. The Company is pleased to welcome Mr. Hillman and Ms. Smelcer to the Board of Directors. The following information has been furnished by the respective nominees and continuing directors:

Name	Age	Principal Occupation	Year First Elected Director
Nominees to be Elected to Serve Until 2007
Lee S. Hillman	47	President of Liberation Investment Advisory Group since 2003. From 1996 to 2002, Mr. Hillman was Chief Executive Officer, President and a director and from 2002 to 2003 Chairman of the Board of Bally Total Fitness Holding Corporation, a publicly traded, owner and operator of health and fitness clubs. Mr. Hillman serves on the Board of Directors of HealthSouth Corporation.	2004
Sidney L. Port	93	Vice Chairman of the Board of Directors of the Company since 2003 and prior thereto Chairman of the Executive Committee of the Company.	1953
Robert J. Washlow	59	Chairman of the Board and Chief Executive Officer of the Company. In 1998 and 1999, Mr. Washlow was Executive Vice President—Corporate Affairs of the Company and participated in the Office of the President of the Company from January 1, 1999 until he became the Chairman and Chief Executive Officer of the Company in August of 1999. Mr. Washlow was also Corporate Secretary of the Company from 1985 until May of 1999.	1997
Directors Whose Terms Expire in 2006
James T. Brophy	76	Private Investor.	1971
Mitchell H. Saranow	58	Chairman of the Saranow Group, a family investment firm, since August 1996. Since 2003, Mr. Saranow has been the Chairman of Lenteq, L.P., a machinery manufacturer. Mr. Saranow was Chairman of the Board and co-Chief Executive Officer of Navigant Consulting, Inc. from November 1999 to June 2000. Prior thereto, Mr. Saranow was Chairman of Fluid Management, L.P., a machinery manufacturer, for more than five years. Mr. Saranow serves on the Board of Directors of North American Scientific, Inc.	1998
Jerome Shaffer	76	Vice President, Special Advisor to the Chief Executive Officer since February 2004. Mr. Shaffer previously served as Vice President and Treasurer of the Company from 1987 to January 2004.	1989
Directors Whose Terms Expire in 2005
Ronald B. Port, M.D.	63	Retired Physician.	1984
Robert G. Rettig	74	Consultant.	1989
Wilma J. Smelcer	55	Ms. Smelcer has been a member of the Board of Governors of the Chicago Stock Exchange since 2001. Also since 2001, Ms. Smelcer has been a trustee of Goldman Sachs Mutual Fund Complex (a registered investment company). Ms Smelcer served as Chairman of Bank of America, Illinois from 1998 to 2001.	2004

Board of Director Meetings and Committees

•
The functions of the Audit Committee include the appointment, compensation and oversight of the Company's independent auditors, reviewing the scope and results of the audit by the Company's independent auditors and reviewing the Company's procedures for monitoring internal controls. The members of the Audit Committee consists of James T. Brophy (Chairman), Lee S. Hillman, Robert G. Rettig and Mitchell H. Saranow. Each member of the Audit Committee satisfies the independence requirements of the Nasdaq National Market and the Securities and Exchange Commission. Messrs. Hillman and Saranow are each considered by the Company to be a "financial expert" as such term is defined by the Securities and Exchange Commission. A copy of the Company's Audit Committee Charter, as modified in 2004, is attached hereto as Appendix A.

•
The Compensation Committee makes all determinations with respect to the compensation of the Chairman of the Board and Chief Executive Officer and establishes compensation for all other executive officers of the Company. The Compensation Committee consists of James T. Brophy, Robert G. Rettig (Chairman), and Mitchell H. Saranow. Each member of the Compensation Committee satisfies the independence requirements of the Nasdaq National Market and is an "outside director" as defined in Section 162(m) of the Internal Revenue Code.

•
The Nominating and Governance Committee identifies and nominates potential directors to the Board of Directors and otherwise takes a leadership role in shaping the corporate governance of the Company. The Nominating and Governance Committee consists of James T. Brophy, Robert G. Rettig, Mitchell H. Saranow (Chairman) and Wilma J. Smelcer. Each member of the Nominating and Governance Committee satisfies the independence requirements of the Nasdaq National Market.

•
The Financial Strategies Committee, the members of which are James T. Brophy, Ronald B. Port, M.D. and Mitchell H. Saranow (Chairman), reviews and evaluates the financial activities of the Company and makes recommendations to the Board of Directors and management regarding business strategies and financial policies and objectives to promote and maintain superior standards of performance.

•
Ronald B. Port, M.D. is the son of Sidney L. Port.

•
Robert J. Washlow is the son-in-law of Sidney L. Port.

•
Each nominee and continuing director has held the indicated position, or an executive position with the same employer, for at least the past five years, unless otherwise indicated above.

In 2003, the Board of Directors held five meetings, the Compensation Committee held five meetings, the Audit Committee held five meetings, and the Nominating and Governance Committee held two meetings. During 2003, the Financial Strategies Committee held no meetings, as the matters dealt with by the Financial Strategies Committee were considered by the entire Board. During 2003, each director attended at least 75% of the meetings of the Board of Directors and of the respective committees on which he served. Directors who are not employees or retired officers of the Company received directors' fees of $30,000 in 2003. Messrs. Brophy and Rettig were each paid an additional $5,000 in connection with serving as chair of the Audit Committee and Compensation Committee, respectively.

The Nominating and Governance Committee will consider Board nominees recommended by shareholders. Those recommendations should be sent to the Chair of the Nominating and Governance Committee, care of the Corporate Secretary of Lawson Products, Inc., 1666 East Touhy Avenue, Des Plaines, Illinois 60018. In order for a stockholder to nominate a candidate for director, under the Company's Bylaws, timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be received at the principal executive offices of the Company as set forth under "Proposals of Securityholders" below. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate's other Board memberships (if any). You must submit the nominee's consent to be elected and to serve. The Nominating and Governance Committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee. The Nominating and Governance Committee will follow procedures which the committee deems reasonable and appropriate in the identification of candidates for election to the Board of Directors and evaluating the background and qualifications of those candidates. Those processes include consideration of nominees suggested by an outside search firm, by incumbent Board members and by stockholders. The committee will seek candidates having experience and abilities relevant to serving as a director of the Company and who represent the best interests of stockholders as a whole and not any specific interest group or constituency. The committee will consider a candidate's qualifications and background, including, but not limited to responsibility for operating a public company or a division of a public company, international business experience, a candidate's technical background or professional qualifications and other public company Boards on which the candidate is a director. The committee will also consider whether the candidate would be "independent" for purposes of the Nasdaq National Market and the rules and regulations of the Securities and Exchange Commission. The committee may from time to time engage the service of a professional search firm to identify and evaluate potential nominees.

Corporate Governance Practices and Stockholder Communications

The Company's Board of Directors has determined that James T. Brophy, Lee S. Hillman, Robert G. Rettig, Mitchell H. Saranow and Wilma J. Smelcer are independent within the meaning of the rules of the Nasdaq National Market. In determining independence, the Board of Directors considered the specific criteria for independence under the Nasdaq National Market rules and also the facts and circumstances of any other relationships of individual directors with the Company.

The Board of Directors and its committees regularly meet in executive session without the presence of any management directors or representatives.

The Audit, Compensation and Nominating and Governance Committees have each adopted a charter for their respective committees. These charters may be viewed on the Company's website, www.lawsonproducts.com, and copies may be obtained by request to the Secretary of the Company. Those requests should be sent to: Corporate Secretary, Lawson Products, Inc., 1666 East Touhy Avenue, Des Plaines, Illinois 60018.

The Board of Directors has adopted a Code of Ethics Policy. The policy may be viewed on the Company's website, www.lawsonproducts.com, and copies may be obtained by request to the Secretary of the Company. Those requests should be sent to: Corporate Secretary, Lawson Products, Inc., 1666 East Touhy Avenue, Des Plaines, Illinois 60018.

Stockholders may send communications to Board members by either sending a communication to the Board and/or a particular Board member care of the Corporate Secretary, Lawson Products, Inc., 1666 East Touhy Avenue, Des Plaines, Illinois 6001. Communications intended for non-management directors should be directed to the Chair of the Nominating and Governance Committee.

Securities Beneficially Owned by Principal Stockholders and Management

Set forth below, as of March 1, 2004 (unless otherwise indicated), are the beneficial holdings of: each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, each director, each executive officer listed on the Summary Compensation Table below, and all executive officers and directors as a group. Because the voting or dispositive power of certain stock listed in the following table is shared, in some cases the same securities are listed opposite more than one name in the table. The total number of the Company's shares listed in the table (excluding stock options that are presently exercisable), after elimination of duplication, is 4,558,190 shares of common stock (approximately 48.0% of the outstanding common stock).

Name	Sole Voting or Dispositive Power(1)(2)	Shared Voting or Dispositive Power	Percent of Class
Sandra Port Errant(3) 1666 East Touhy Avenue Des Plaines, Illinois 60018	18,490	3,011,436	31.8%
Roberta Port Washlow(3) 1666 East Touhy Avenue Des Plaines, Illinois 60018	22,471	3,011,436	31.9%
Sidney L. Port 1666 East Touhy Avenue Des Plaines, Illinois 60018	1,454,089	0	15.3%
Royce & Associates LLC(4) 1414 Avenue of the Americas New York, NY 10019	760,200	0	8.0%
Jeffrey B. Belford	5,100	0	*
James T. Brophy	3,275	0	*
Roger F. Cannon	5,617	0	*
Lee S. Hillman	0	0	—
John Murray	0	0	—
Ronald B. Port, M.D(3).	18,740	3,011,436	31.8%
Robert G. Rettig	3,625	0	*
Mitchell H. Saranow(5)	10,125	0	*
Jerome Shaffer	21,033	2,530	*
Wilma J. Smelcer	0	0	—
Robert J. Washlow	47,327	0	*
All executive officers and directors as a group (18 persons)	1,579,474	3,013,966	48.2%

*
Less than 1%.

(1)
Does not include certain shares held by wives and minor children in the case of Mr. Brophy (725 shares), Dr. Port (14,803 shares), Mr. Shaffer (2,450 shares) and all executive officers and directors as a group (17,978 shares).

(2)
Stockholdings shown include shares issuable upon the exercise of stock options exercisable within 60 days of March 1, 2004 by Mr. Belford (5,000 shares), Mr. Brophy (2,125 shares), Mr. Cannon (2,500 shares), Dr. Port (2,125 shares), Mr. Rettig (2,125 shares), Mr. Saranow (2,125 shares), Mr. Shaffer (6,000 shares), Mr. Washlow (8,750 shares) and all executive officers and directors as a group (35,250 shares).

(3)
Includes shares held in family partnerships in the aggregate amount of 3,011,436 in which Dr. Ronald B. Port, Sandra Port Errant (Mr. Sidney Port's daughter), and Roberta Port Washlow (Mr. Sidney Port's daughter and Mr. Washlow's spouse) are the managing partners. Approval of a majority of the managing general partners is required for any actions with respect to the reported securities.

(4)
Based on an Amendment to Schedule 13G filed by Royce & Associates LLC with the Securities and Exchange Commission dated February 4, 2004.

(5)
8,000 shares are owned by Saranow Investments, L.L.C., which is owned by Mr. Saranow and his family.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of shares of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received or written representations from the Reporting Persons, the Company believes that with respect to the year ended December 31, 2003, all the Reporting Persons complied with all applicable Section 16 filing requirements, except that reports for the following transactions were filed late due to administrative oversights: (i) the exercise of stock equivalents by Mr. Saranow in December 2003 and (ii) the purchase of shares by Mr. Cannon in October 2003 and January 2004.

Remuneration of Executive Officers

SUMMARY COMPENSATION TABLE

The table below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2003, 2002, and 2001, of those persons who were, at December 31, 2003 (i) the chief executive officer, and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers").

Long-Term Compensation
			Annual Compensation		Securities Underlying Options/SARs(1)	All Other Compensation ($)(2)
Name and Principal Position	Year		Salary($)	Bonus($)

Robert Washlow Chairman of the Board and Chief Executive Officer	2003 2002 2001		687,125 633,451 537,808	240,000 274,000 —	— — 40,000	16,500 16,500 15,725

Sidney L. Port Vice Chairman of the Board	2003 2002 2001	(3)	384,025 372,442 365,301	— — —	— — —	16,500 16,500 15,725

Jeffrey B. Belford Office of the President and Chief Operating Officer	2003 2002 2001		356,963 356,963 330,233	32,494 23,609 —	5,000 — 10,000	16,500 16,500 15,725

Roger F. Cannon Office of the President and Chief Sales Officer	2003 2002 2001		351,550 351,550 324,771	— — —	— — 10,000	16,500 16,500 15,725

John Murray Vice President Corporate Affairs	2003 2002 2001	(4)	298,778 279,167 116,699	20,000 — —	12,500 2,500 —	16,500 29,659 22,917

(1)
The Company has not issued restricted stock awards to the Named Officers and does not have any "long-term incentive plans" as that term is defined in the applicable rules.

(2)
These amounts represent the Company's contribution as accrued to the Company's Profit Sharing Plan, except for Mr. Murray with respect to 2001 and 2002. Other compensation for Mr. Murray in 2001 and 2002 covers amounts related to his relocation package.

(3)
Mr. Port became Vice Chairman of the Board of Directors in 2003. Prior to that, Mr. Port was the Chairman of the Executive Committee.

(4)
Mr. Murray joined the Company in July 2001 as Vice President Corporate Affairs.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 regarding the number of shares of common stock that were issuable under the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities the first reflected in column)
Equity compensation plans approved by security holders	102,350	$23.00	453,637
Equity compensation plans not approved by security holders	0	—	0

Total	102,350	$23.00	453,637

The following table presents the number of stock options and stock appreciation rights granted to the Named Executive Officers during 2003.

OPTIONS/SARS GRANTED DURING 2003

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/SAR Term
Individual Grants
		Percent of Total Options/SARs Granted to Employees in Fiscal Year
Name	Number of Securities Underlying Options/SARs Granted (#)(1)		Exercise or Base Price ($/Sh)	Expiration Date	5%	10%
Robert J. Washlow	0	—	—	—	—	—
Sidney L. Port	0	—	—	—	—	—
Jeffrey B. Belford	5,000	16%	$26.85	8/11/13	$84,429	$213,960
Roger F. Cannon	0	—	—	—	—	—
John Murray	12,500	40%	$26.85	08/11/13	$211,073	$534,890

(1)
Only stock performance rights were granted in 2003. The stock performance rights vest in five equal installments on the five anniversaries of the date of grant.

The following table summarizes option exercises during the year by the Named Officers and the value of the options and stock appreciation rights held by such persons at the end of such year.

AGGREGATE OF OPTIONS/SARS EXERCISED IN 2003
AND OPTION/SAR VALUES AT DECEMBER 31, 2003

			Number of Unexercised Options/SARs at December 31, 2003(1)	Value of Unexercised In-the-Money Options/SARs at December 31, 2003(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable/ Unexercisable	Exercisable/ Unexercisable
Robert J. Washlow	—	—	42,750/37,250	$302,913/$234,488
Sidney L. Port	—	—	—	—
Jeffrey B. Belford	—	—	12,000/13,000	96,820/80,180
Roger Cannon	—	—	12,000/8,000	96,820/49,080
John Murray	—	—	500/14,500	3,035/23,750

(1)
Based on the closing price of the Company's Common Stock as reported on the NASDAQ National Market System on December 31, 2003.

Employment Contracts

Under the terms of a salary continuation agreement, in the event of Mr. Sidney Port's death while employed by the Company, the Company will continue his salary for two years thereafter.

Mr. Belford is employed under a contract pursuant to which he will receive a minimum salary of $360,000 for 2004. Upon the expiration of two years prior written notice, the contract is cancelable by either party. The contract provides for salary increases from time to time and salary continuation during incapacity and for one year after death.

Mr. Cannon is employed under a contract pursuant to which he will receive a minimum salary of $340,000 for 2004. Upon the expiration of two years prior written notice, the contract is cancelable by either party. The contract provides for salary increases from time to time and salary continuation during incapacity and for one year after death.

Certain Relationships and Related Transactions

Robert J. Washlow, the Chairman of the Board and Chief Executive Officer, beneficially owns 48.9% of an Illinois limited liability company which owns and operates the Hilton Lisle/Naperville Hotel in Lisle, Illinois (the "Lisle Hotel"). Mr. Washlow also beneficially owns 25% of a separate Illinois limited liability company which owns and operates the Northbrook Hilton in Northbrook, Illinois (the "Northbrook Hotel"). The hotels are from time to time used by the Company among other hotels, for Company functions and for its out-of-town employees visiting the Company on business. During the last fiscal year, the Company paid the Lisle Hotel approximately $111,000 and the Northbrook Hotel approximately $150,000.

Report of the Audit Committee of the Board of Directors

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors in 2004 and attached hereto as Exhibit A include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The

Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the Company's audited financial statements included in the 2003 Annual Report on Form 10-K. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

We have discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Ernst & Young LLP and the Company that in its professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with us. Ernst & Young LLP confirmed in its letter, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2003 Annual Report on Form 10-K, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company's independent auditors with respect to such financial statements.

                      Respectfully submitted by:

                      James T. Brophy (Chairman)
                      Lee S. Hillman
                      Robert G. Rettig
                      Mitchell H. Saranow

Report of the Compensation Committee of the Board of Directors

Overview

The objectives of the Compensation Committee in establishing executive compensation are to provide compensation that will both attract and retain superior talent and align the interests of the Company's executive officers with the financial success of the Company. The criteria used to determine the compensation of the Chief Executive Officer are also used in determining compensation for the other executive officers.

Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the Chief Executive Officer and other executive officers to $1 million annually. The Committee does not expect that Section 162(m) will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future. In the event the proposed compensation for any of the Company's executive officers is expected to exceed the $1 million limitation, the Committee will balance the benefits of tax deductibility with its responsibility to hire, retain and motivate executive officers with competitive compensation programs.

Executive Officer Compensation Program

The Company's executive officer compensation program is comprised of base salary, short-term incentive compensation, long-term incentive compensation (in the form of stock options and stock appreciation rights) and various benefits, including medical and profit sharing plans, generally available to employees of the Company.

        Base Salary.    Base salary for the executive officers, other than the Chief Executive Officer, was set pursuant to employment agreements described elsewhere in this Proxy Statement or by the Chief Executive Officer with the consent of the Compensation Committee. The Chief Executive Officer's base salary and bonus, if any, are established annually by the Compensation Committee. In setting these compensation levels, the Compensation Committee considered a variety of factors, including competitive market levels, levels of responsibility, and the unique abilities and individual experience and performance of each officer. In addition, certain of the employment agreements provide for discretionary increases in base salary. Generally, these salary increases are determined annually by the Chief Executive Officer with the consent of the Compensation Committee based on performance and general market factors.

        Incentive Compensation Program.    In 1995, the Board of Directors adopted the Lawson Products, Inc. Annual Incentive Compensation Program (the "Program"). Under the Program the Compensation Committee establishes annual corporate, company and individual target performance levels for each of the participating employees (which will include each of the Named Officers except Sidney L. Port and Robert J. Washlow). Each participant will then be granted an annual incentive award based upon the base salary at the beginning of the year for that participant and the degree to which the participant's predetermined targets are achieved during the year.

        Stock Option Program.    The Company's long-term incentive based compensation program is achieved principally through the Lawson Products, Inc. Incentive Stock Plan under which stock options (both nonqualified and incentive), stock appreciation rights and stock awards may be issued to officers, key employees and directors. The objectives of the Plan are to align executive and stockholder long-term interests by creating a link between executive compensation and stockholder return and to enable executives and other key employees to develop and maintain a long-term stock ownership position in the Company. Under the Company's plan, the Compensation Committee determines the identity of recipients and the amount of benefits to be received by each recipient. Generally, options are granted at an exercise price equal to the fair market value of the

Company's Common Stock on the date of grant and have ten year terms. The Compensation Committee did not grant stock options in 2003.

        Stock Performance Plan.    In 2000, the Board of Directors adopted the Lawson Products, Inc. Stock Performance Plan under which the Compensation Committee may grant key management employees stock performance rights which will entitle the holders to receive, in cash, the appreciation in the fair market value of the Company's Common stock from the date of the initial grants up to the date the rights are exercised. The Compensation Committee primarily uses stock performance rights for long term incentive compensation for its key employees.

        Other Benefits.    The Company maintains an Executive Deferral Plan for certain executives. The Company also provides a variety of other benefits including a Profit Sharing Plan, which are generally available to Company employees.

The Report of the Compensation Committee of the Board of Directors and the Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      Respectfully submitted by:

                      Robert G. Rettig (Chairman)

                      James T. Brophy

                      Mitchell H. Saranow

Stock Price Performance Chart

Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P Small Capitalization Index and a peer group (the "Peer Group") of the Company for the five prior years. The Peer Group consists of Barnes Group Inc. and Strategic Distribution, Inc.

COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

TOTAL RETURN TO STOCKHOLDERS
(Includes reinvestment of dividends)

		INDEXED RETURNS Years Ending
Company Name/Index	Base Period 1998
		1999	2000	2001	2002	2003
Lawson Products	100	102.45	123.49	121.62	148.08	161.67
S&P Smallcap 600 Index	100	112.40	125.67	133.88	114.30	158.63
Peer Group	100	58.09	67.02	84.33	78.35	127.55

Compensation Committee Interlocks and Insider Participation

During 2003, no executive officer of the Company served on the Board of Directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2003, and no member of the Compensation Committee was formerly an officer of the Company.

For related party transactions, please see the section of the proxy entitled "Certain Relationships and Related Transactions".

Independent Auditors

The Audit Committee has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for 2004, subject to approval of the audit scope and fees. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Billed to the Company by Ernst & Young LLP During Fiscal Year 2003 and 2002

Ernst & Young LLP was the Company's principal accountant for fiscal years 2003 and 2002. Aggregate fees for professional services rendered for the Company by Ernst & Young LLP for such fiscal years were as follows:

	Fiscal Year Ended December 31, 2003	Fiscal Year Ended December 31, 2002
Audit Fees
Audit and Quarterly Reviews	$326,000	$310,000
Accounting and Audit Consultation	19,050	16,500
Sarbanes-Oxley 404 Consultation	15,000	0

	360,050	326,500

Audit-Related Fees
Benefit Plan	21,000	20,000

Tax Fees
Domestic Tax Compliance	106,000	94,000
International Tax Consultation	111,258	—
Other Tax Consultation	4,000	15,000

	221,258	109,000

All Other Fees	0	0

	$602,308	$455,500

Audit Fees

Fees of $360,050 in 2003 and $326,500 in 2002 were paid to Ernst & Young by the Company for audit services which includes fees for the annual audit, review of the Company's reports on Form 10-Q each year, statutory audits required internationally and consulting on accounting and auditing matters.

Audit-Related Fees

The Company paid Ernst & Young $21,000 in 2003 and $20,000 in 2002 for audit-related fees primarily for pension audits.

Tax Fees

Fees of $221,258 in 2003 and $109,000 in 2002 were paid to Ernst & Young by the Company for domestic and international income tax compliance and consulting services.

All Other Fees

Ernst & Young did not render any other services to the Company.

All of the audit related services and tax fees were pre-approved by the Audit Committee

The Audit Committee has considered the compatibility of the non-audit services provided by Ernst & Young LLP to Ernst & Young LLP's continued independence and has concluded that the independence of Ernst & Young LLP is not compromised by the performance of such services.

Pre-Approval of Services by External Auditor

The Audit Committee has adopted policies and procedures for the pre-approval of the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee approves all audit fees and terms for all services provided by the independent auditor and considers whether these services are compatible with the auditor's independence. The Chairman of the Audit Committee may approve additional proposed services that arise between Committee meetings provided that the decision to approve the service is presented at the next scheduled Committee meeting. All non-audit services provided by the external auditor must be pre-approved by the Audit Committee Chairman prior to the engagement. The Chief Financial Officer provided a quarterly report of external auditor services, by category, to the Audit Committee. The Audit Committee pre-approved all audit and permitted non-audit services by the Company's external auditors in 2003.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

Proposals of Security Holders

A stockholder proposal to be presented at the annual meeting to be held in 2005 must be received at the Company's executive offices, 1666 East Touhy Avenue, Des Plaines, Illinois 60018, by no later than December 10, 2004, for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

Stockholders wishing to present proposals at the Annual Meeting (but not include them in the Proxy Statement) are required to notify the Secretary of the Company in writing no less than 90 days nor more than 110 days prior to the first anniversary of the prior year's meeting unless the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, in which case notice of such proposal must be received by the Company no later than 10 days following the date on which public announcement of the date of such meeting is first made.

Other Matters

The Board of Directors knows of no other proposals which may be presented for action at the meeting. However, in accordance with the By-laws of the Company, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter.

Stockholders are urged to execute and return promptly the enclosed form of proxy in the envelope provided or to vote your shares by telephone or via the Internet.

                      By Order of the Board of Directors

                      Neil E. Jenkins
                       Secretary

April 8, 2004

Appendix A

LAWSON PRODUCTS, INC.

Audit Committee Charter

Adopted as of March 9, 2004

1.     Status

        The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of Lawson Products, Inc. (the "Company").

2.     Purpose

        The Audit Committee is appointed by the Board of Directors for the primary purposes of:

•
Performing Board of Directors' oversight responsibilities as they relate to the Company's accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, and

•
Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company's financial management, internal auditors, if any, and independent accountants.

3.     Membership

•
The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence and other qualification requirements of the Sarbanes-Oxley Act of 2002 (the "Act"), the Nasdaq Stock Market, Inc., rules of the Securities and Exchange Commission ("SEC") and all other applicable law. Each member of the Audit Committee shall have the ability to read and understand fundamental financial statements and, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, as each such qualification is interpreted by the Board of Directors in its business judgment. In addition, to the extent practicable, at least one member of the Audit Committee shall be an "audit committee financial expert" as such term is defined by the SEC.

•
The members of the Committee shall be elected by the Board of Directors at its first meeting following the Annual Meeting of Stockholders. Unless a Chair is elected by the Board of Directors, the members of the Committee shall designate a Chair by majority vote of the full Committee membership.

4.     Powers and Duties

        The Audit Committee will:

  (1)
  Review the annual audited financial statements with management and the independent accountants.

  (2)
  Review (by full Committee or designated member) with management and the independent accountants the Company's quarterly financial statements in advance of SEC filings.

  (3)
  Oversee the external audit coverage. The Company's independent accountants are accountable to the Audit Committee, which has direct responsibility for the appointment, compensation, retention and oversight of the work of any independent accountant engaged by the Company for the purpose of preparing or issuing an audit report or

    performing other audit, review or attest services, or otherwise.    In connection with its oversight of the external audit coverage, the Audit Committee will:

•
Have the sole authority to approve the engagement, scope, planning, staffing and the fees to be paid to the independent accountants.

•
Pre-approve all non-audit services to be performed by the independent auditors and the related fees for such services (subject to the inadvertent de minimus exceptions set forth in the Act).

•
Obtain confirmation and assurance as to the independent accountants independence, including ensuring that they submit on a periodic basis (not less than annually) to the Audit Committee a formal written statement delineating all relationships between the independent accountants and the Company.

•
Review and evaluate the performance of the independent accountants.

•
Assure regular rotation of the lead audit partner, as required by the Act.

•
At its discretion, retain outside counsel, consultants or other advisors.

(4)
Oversee internal audit coverage, if applicable. In connection with its oversight responsibilities, the Audit Committee shall, to the extent the Committee deems appropriate:

Review, in consultation with management, the independent accountants and the senior internal auditing executive, the plan and scope of internal audit activities.

  Review reports to management prepared by the internal auditing department and management's responses to such reports.

  (5)
  Review with management, the independent accountants and the senior internal auditing executive, if applicable, the adequacy of the Company's internal controls, and any significant findings and recommendations with respect to such controls.

  (6)
  Resolve material disagreements in financial reporting between management and the independent auditors.

  (7)
  Establish procedures for (a) receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  (8)
  Review, for potential conflicts of interest, and determine whether or not to approve, proposed "related party" transactions as contemplated by Nasdaq listing standards.

  (9)
  Evaluate any request for a waiver of the application of the Company's Code of Ethics by any of the Company's directors or senior executives and reporting its findings and recommendations to the full Board;

  (10)
  Meet periodically with management to review and assess the Company's major financial risk exposures and the manner in which such risks are being monitored and controlled.

  (11)
  Meet periodically in separate executive session with each of the chief financial officer, the senior internal auditing executive, if applicable, and the independent accountants.

  (12)
  Review periodically with the Company's General Counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct.

  (13)
  As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

  (14)
  Report regularly to the Board of Directors with respect to Audit Committee activities.

  (15)
  Approve the report of the Audit Committee required by the rules of the SEC to be included in the proxy statement for each annual meeting.

  (16)
  Review and reassess annually the adequacy of this Audit Committee Charter and recommend any proposed changes to the Board of Directors.

5.
Procedures

(1)
Action.

A majority of the members of the entire Audit Committee shall constitute a quorum. The Audit Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Audit Committee may act by unanimous written consent of all members. However, the Audit Committee may delegate to one or more of its members the authority to grant pre-approvals of non-audit services, provided the decision is reported to the full Audit Committee at its next scheduled meeting. The Chairman of the Committee shall establish such other rules as may from time to time be necessary or appropriate for the conduct of the business of the Committee. The Chairman shall appoint as secretary a person who may, but need not, be a member of the Committee. A certificate of the secretary of the Committee setting forth the names of the members of the Committee or actions taken by the Committee shall be sufficient evidence at all times as to the persons constituting the Committee or such actions taken.

(2)
Fees.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation: (a) to the independent accountants engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services; (b) to outside legal accounting or other advisors employed by the Audit Committee; and (c) for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

(3)
Limitations.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants.

P R O X Y

LAWSON PRODUCTS, INC.

        This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 11, 2004.

        The undersigned hereby makes, constitutes and appoints Robert J. Washlow and Sidney L. Port and each of them, proxies for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of Lawson Products, Inc., to be held at the offices of the Company, 1666 East Touhy Avenue, Des Plaines, Illinois, on Tuesday, May 11, 2004, at 10:00 A.M. (Local Time), or any adjournment thereof.

        The withholding of authority to vote for any nominee will allow the proxies to distribute, in their discretion, the withheld votes equally or unequally to or among the remaining nominees. If a properly signed proxy is returned without any choices marked, the proxies will distribute, in their discretion, votes in respect of all proxies they hold equally or unequally to or among the Board of Directors' nominees.

(continued and to be signed on other side)

        PLEASE SEE REVERSE SIDE FOR INFORMATION ON VOTING YOUR PROXY BY TELEPHONE OR INTERNET.

☒
Please mark your vote as in this sample.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED BELOW.

        The Board of Directors recommends a vote FOR proposal 1.

          1.     ELECTION OF DIRECTORS        ☐ For        ☐ Withheld

        Nominees: Lee S. Hillman, Sidney L. Port, and Robert J. Washlow

        FOR, except vote withheld from the following nominee(s):

          2.     In their discretion, the Proxy is authorized to vote on any other matter that may properly come before the meeting or any adjournment thereof.

        The undersigned hereby revokes any proxy heretofore given and confirms all that said proxies, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE(S):	Date:	2004

NOTE:
Please date and sign as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Attorneys, executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Dear Stockholder:

        We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the box above, just below the perforation, must be used in order to vote by telephone or via the Internet.

        The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week up until the day prior to the meeting.

  To Vote by Telephone:
  Using a touch-tone phone call Toll-free:          1-877-PRX-VOTE (1-877-779-8683)

  To Vote by Internet:
  Log on to the Internet and go to the website:          http://www.eproxyvote.com/laws
  Note:    If you vote over the Internet, you may incur costs such as telecommunication and internet access charges for which you will be responsible.

  THANK YOU FOR VOTING YOUR SHARES
  YOUR VOTE IS IMPORTANT!

  Do not return this Proxy Card if you are voting by Telephone or the Internet